Exhibit 99

News Release

Contact:	Randy Belote (Media)
(703) 280-2720
randy.belote@ngc.com

Steve Movius (Investors)
(703) 280-4575
steve.movius@ngc.com
Northrop Grumman Reports Second Quarter 2012 Financial Results

•	EPS from Continuing Operations Increase 4 Percent to $1.88

•	Guidance for 2012 EPS from Continuing Operations Increased to $7.05 - $7.25

•	Sales Total $6.3 Billion

•	Cash Provided by Operations Increases to $876 Million; Free Cash Flow Increases to $825 Million

•	Total Backlog Increases to $41.5 Billion; New Business Awards Total $8.8 Billion

•	4.9 Million Shares Repurchased

FALLS CHURCH, Va. – July 25, 2012 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2012 earnings from continuing operations of $480 million, or $1.88 per diluted share, compared with $520 million, or $1.81 per diluted share, in the second quarter of 2011. On a pension-adjusted basis, earnings per diluted share from continuing operations increased 13 percent to $1.79 from $1.59. During the quarter the company repurchased 4.9 million shares of its common stock for approximately $295 million; $1.1 billion remains on its current share repurchase authorization.
“Our businesses continue to perform well, and we continue to create value through a combination of performance and effective cash deployment. We're especially pleased with this quarter's robust level of new business capture, the increase in total backlog, and our strong cash generation. Based on the strength of our year-to-date results, we are again increasing our earnings guidance to a range of $7.05 to $7.25 per share,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	2

Table 1 — Financial Highlights

	Second Quarter		Six Months
$ in millions, except per share amounts	2012	2011	2012	2011
Sales	$6,274	$6,560	$12,472	$13,294
Segment operating income[1]	782	784	1,571	1,505
Segment operating margin rate[1]	12.5%	12.0%	12.6%	11.3%
Operating income	774	841	1,570	1,652
Operating margin rate	12.3%	12.8%	12.6%	12.4%
Earnings from continuing operations	480	520	986	1,016
Diluted EPS from continuing operations	1.88	1.81	3.84	3.48
Net earnings	480	520	986	1,050
Diluted EPS	1.88	1.81	3.84	3.59
Cash provided by (used in) continuing operations	876	(34)	771	78
Free cash flow provided by (used in) continuing operations[1]	825	(128)	639	(139)

Pension-adjusted Operating Highlights
Operating income	774	841	1,570	1,652
Net pension adjustment[1]	(35)	(99)	(67)	(202)
Pension-adjusted operating income[1]	$739	$742	$1,503	$1,450
Pension-adjusted operating margin rate[1]	11.8%	11.3%	12.1%	10.9%

Pension-adjusted Per Share Data
Diluted EPS from continuing operations	$1.88	$1.81	$3.84	$3.48
After-tax net pension adjustment per share[1]	(0.09)	(0.22)	(0.17)	(0.45)
Pension-adjusted diluted EPS from continuing operations[1]	$1.79	$1.59	$3.67	$3.03
Weighted average shares outstanding — Basic	250.8	282.6	252.0	287.2
Dilutive effect of stock options and stock awards	3.9	4.6	4.5	5.0
Weighted average shares outstanding — Diluted	254.7	287.2	256.5	292.2

[1]	Non-GAAP metric — see definitions at the end of this press release.

Second quarter 2012 segment operating income of $782 million was comparable to the prior year period, and segment operating margin rate improved by 50 basis points to 12.5 percent. Higher segment margin rate was primarily due to higher operating income at Information Systems and Technical Services.
Second quarter 2012 operating income decreased $67 million, or 8 percent, and operating margin rate totaled 12.3 percent. The change over the prior year period is principally due to a $64 million decrease in net FAS/CAS pension adjustment. On a pension-adjusted basis, operating income was comparable to the prior year period, and pension-adjusted operating margin rate expanded 50 basis points to 11.8 percent from 11.3 percent.
Second quarter 2012 net earnings totaled $480 million, or $1.88 per diluted share, compared with $520 million, or $1.81 per diluted share, in the second quarter of 2011. Second quarter 2012 diluted earnings per share are based on 254.7 million weighted average shares outstanding compared with 287.2 million shares in the second quarter of 2011, an 11 percent decrease.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	3

Table 2 — Cash Flow Highlights

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Cash provided by continuing operations before discretionary pension contributions[1]	$876	$378	498	$771	$490	281
After-tax discretionary pension pre-funding impact	—	(412)	412	—	(412)	412
Cash provided by (used in) continuing operations	$876	$(34)	910	$771	$78	693
Less:
Capital expenditures	(51)	(94)	43	(132)	(217)	85
Free cash flow provided by (used in) continuing operations[1]	$825	$(128)	953	$639	$(139)	778
After-tax discretionary pension pre-funding impact	—	412	(412)	—	412	(412)
Free cash flow provided by continuing operations before discretionary pension contributions[1]	$825	$284	541	$639	$273	366

[1]	Non-GAAP metric — see definitions at the end of this press release.
Cash provided by continuing operations through June 30, 2012, increased to $771 million from $78 million in the prior year, due to lower retiree benefit funding and working capital requirements than in the prior year period. In the second quarter of 2011, the company made a discretionary contribution to its pension plans that impacted cash flows by $412 million on an after-tax basis. Through June 30, 2012, trade working capital improved by $256 million from the prior year period. Free cash flow from continuing operations through June 30, 2012, totaled $639 million compared with a use of $139 million in the prior year due to the cash trends mentioned above and lower capital spending than in the prior year period.

2012 Guidance Updated

$ in millions, except per share amounts	Prior			Current

Sales	24,700	-	25,400	24,700	-	25,400

Segment operating margin %[1]	Mid 11%			High 11%

Operating margin %	Low 11%			Mid 11%

Diluted EPS from continuing operations	6.70	-	6.95	7.05	-	7.25

Cash provided by operations	2,300	-	2,600	2,300	-	2,600

Free cash flow[1]	1,800	-	2,100	1,800	-	2,100

[1] Non-GAAP metric - see definitions at the end of this press release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	4

Table 3 — Cash Measurements, Debt and Capital Deployment

$ millions	June 30, 2012	December 31, 2011
Total debt	$3,937	$3,948
Cash and cash equivalents	3,148	3,002
Net debt[1]	$789	$946
Net debt to total capital ratio[2]	5.4%	6.6%

[1]	Total debt less cash and cash equivalents.
[2]	Net debt divided by the sum of shareholders’ equity and total debt.

Changes in cash and cash equivalents include the following items for cash from operations, investing and financing through June 30, 2012:

Operations
•$771 million provided by continuing operations

Investing
•$132 million for capital expenditures

Financing
•$555 million for repurchases of common stock

•$265 million for dividends

•$67 million proceeds from exercises of stock options

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	5

Table 4 — Business Results
Consolidated Sales & Segment Operating Income1

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Sales
Aerospace Systems	$2,404	$2,473	(3%)	$4,787	$5,066	(6%)
Electronic Systems	1,744	1,791	(3%)	3,468	3,599	(4%)
Information Systems	1,856	2,031	(9%)	3,700	4,056	(9%)
Technical Services	783	776	1%	1,533	1,607	(5%)
Intersegment eliminations	(513)	(511)		(1,016)	(1,034)
	6,274	6,560	(4%)	12,472	13,294	(6%)
Segment operating income[1]
Aerospace Systems	292	320	(9%)	571	607	(6%)
Electronic Systems	276	284	(3%)	580	521	11%
Information Systems	202	189	7%	407	383	6%
Technical Services	74	62	19%	144	130	11%
Intersegment eliminations	(62)	(71)		(131)	(136)
Segment operating income[1]	782	784	—	1,571	1,505	4%
Segment operating margin rate[1]	12.5%	12.0%	50 bps	12.6%	11.3%	130 bps
Reconciliation to operating income
Unallocated corporate expenses	(39)	(38)	3%	(62)	(48)	29%
Net pension adjustment[1]	35	99	(65%)	67	202	(67%)
Reversal of royalty income included above	(4)	(4)	—	(6)	(7)	(14%)
Operating income	774	841	(8%)	1,570	1,652	(5%)
Operating margin rate	12.3%	12.8%	(50) bps	12.6%	12.4%	20 bps
Interest expense	(52)	(53)	(2%)	(105)	(111)	(5%)
Other, net	5	—		18	5	260%
Earnings from continuing operations before income taxes	727	788		1,483	1,546
Federal and foreign income tax expense	(247)	(268)	(8%)	(497)	(530)	(6)%
Earnings from continuing operations	480	520	(8%)	986	1,016	(3%)
Earnings from discontinued operations	—	—		—	34
Net earnings	$480	$520	(8%)	$986	$1,050	(6%)

[1]	Non-GAAP metric — see definitions at the end of this press release.
Federal and foreign income tax expense totaled $247 million in the second quarter of 2012 compared with $268 million in the prior year period. The 34 percent effective tax rate for the 2012 second quarter was unchanged from the prior year period.
Effective Jan. 1, 2012, the company transferred its missile business, principally the Intercontinental Ballistic Missile (ICBM) program, previously reported in Aerospace Systems to Technical Services. Schedule 6 presents the previously reported and recast results following the realignment.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	6

Aerospace Systems

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$2,404	$2,473	(2.8)%	$4,787	$5,066	(5.5)%
Operating income	292	320	(8.8)%	571	607	(5.9)%
Operating margin rate	12.1%	12.9%		11.9%	12.0%
Aerospace Systems second quarter 2012 sales declined 3 percent due to lower volume for space systems and military aircraft programs, which more than offset higher volume for advanced programs and technology and unmanned systems programs, including Fire Scout and NATO AGS. Space systems sales declined due to lower volume for restricted programs and the termination of a weather satellite program. Military aircraft sales declined due to lower program volume for the B-2 and the F-35 (due to the adoption of units-of-delivery revenue recognition beginning with low rate initial production lot 5) and fewer F/A-18 deliveries than in the prior year period. Lower volume for these military aircraft programs more than offset higher volume for the E-2D program.
Aerospace Systems second quarter 2012 operating income declined 9 percent and operating margin rate declined to 12.1 percent from 12.9 percent. The change in operating income and margin rate reflects lower volume and the F/A-18 program's transition from the multi-year 2 contract to the lower margin multi-year 3 contract, as well as a favorable adjustment in the prior year period for the restructuring of a weather satellite program.
Electronic Systems

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,744	$1,791	(2.6)%	$3,468	$3,599	(3.6)%
Operating income	276	284	(2.8)%	580	521	11.3%
Operating margin rate	15.8%	15.9%		16.7%	14.5%
Electronic Systems second quarter 2012 sales declined 3 percent, which reflects the company's previously announced decision to de-emphasize its domestic postal automation business. Sales were also impacted by lower volume for international postal automation and laser systems, and infrared countermeasures program transitions. Declines in these programs were partially offset by higher volume for space systems programs.
Electronic Systems second quarter 2012 operating income declined 3 percent, consistent with lower volume, with operating margin rate comparable to the prior year period at 15.8 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	7

Information Systems

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$1,856	$2,031	(8.6)%	$3,700	$4,056	(8.8)%
Operating income	202	189	6.9%	407	383	6.3%
Operating margin rate	10.9%	9.3%		11.0%	9.4%
Information Systems second quarter 2012 sales declined 9 percent due to lower volume in all three business areas. Lower defense systems volume primarily reflects the termination of the Joint Tactical Radio System Airborne, Maritime and Fixed (JTRS AMF) program and lower volume for the F-22 as that program winds down. Civil systems volume was reduced by the sale of the County of San Diego IT outsourcing contract, which contributed sales of $21 million in the 2011 second quarter. For intelligence systems, lower volume primarily due to program completions impacted sales for the quarter.
Despite lower sales, Information Systems second quarter 2012 operating income increased 7 percent and operating margin rate increased to 10.9 percent from 9.3 percent. Higher operating income and margin rate primarily reflect improved civil systems performance, which more than offset the impact of lower volume.

Technical Services

	Second Quarter			Six Months
$ millions	2012	2011	Change	2012	2011	Change
Sales	$783	$776	0.9%	$1,533	$1,607	(4.6)%
Operating income	74	62	19.4%	144	130	10.8%
Operating margin rate	9.5%	8.0%		9.4%	8.1%
Technical Services second quarter 2012 sales increased 1 percent due to higher volume for integrated logistics and modernization programs. Higher volume for these programs more than offset lower volume for defense and government services programs that resulted from portfolio shaping and lower volume on the ICBM program.
Technical Services second quarter 2012 operating income increased 19 percent, and operating margin rate increased to 9.5 percent from 8.0 percent, due to risk mitigation on a defense and government services program for the Department of Homeland Security.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2012 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 11:30 a.m. Eastern time on July 25, 2012. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

This release and the attachments contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” ”anticipate,” “trends,” “guidance,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to factors such as: the effect of economic conditions in the United States and globally; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, and changes in customer short-range and long-range plans); access to capital; future sales and cash flows; the timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; the adequacy of our insurance coverage and recoveries (including earthquake-related coverage); the costs of environmental remediation; our ability to attract and retain qualified personnel; the costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, spin-off transactions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; the effects of legislation, rulemaking, and changes in accounting, tax or defense procurement rules or regulations; the acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; our ability to protect intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, information technology attacks, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.

You should not put undue reliance on any forward-looking statements in this release. These forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements after we distribute this release. This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2012	2011	2012	2011
Sales
Product	$3,399	$3,709	$6,740	$7,572
Service	2,875	2,851	5,732	5,722
Total sales	6,274	6,560	12,472	13,294
Operating costs and expenses
Product	2,604	2,860	5,131	5,863
Service	2,316	2,303	4,630	4,655
General and administrative expenses	580	556	1,141	1,124
Operating income	774	841	1,570	1,652
Other (expense) income
Interest expense	(52)	(53)	(105)	(111)
Other, net	5	—	18	5
Earnings from continuing operations before income taxes	727	788	1,483	1,546
Federal and foreign income tax expense	247	268	497	530
Earnings from continuing operations	480	520	986	1,016
Earnings from discontinued operations, net of tax	—	—	—	34
Net earnings	$ 480	$ 520	$ 986	$ 1,050

Basic earnings per share
Continuing operations	$ 1.91	$ 1.84	$ 3.91	$ 3.54
Discontinued operations	—	—	—	0.12
Basic earnings per share	$ 1.91	$ 1.84	$ 3.91	$ 3.66
Weighted-average common shares outstanding, in millions	250.8	282.6	252.0	287.2

Diluted earnings per share
Continuing operations	$ 1.88	$ 1.81	$ 3.84	$ 3.48
Discontinued operations	—	—	—	0.11
Diluted earnings per share	$ 1.88	$ 1.81	$ 3.84	$ 3.59
Weighted-average diluted shares outstanding, in millions	254.7	287.2	256.5	292.2

Net earnings (from above)	$ 480	$ 520	$ 986	$ 1,050
Other comprehensive income
Change in cumulative translation adjustment	(15)	—	(9)	27
Change in unrealized gain on marketable securities and cash flow hedges, net of tax	—	—	—	(2)
Change in unamortized benefit plan costs, net of tax	54	14	104	35
Other comprehensive income, net of tax	39	14	95	60
Comprehensive income	$ 519	$ 534	$1,081	$ 1,110

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	June 30,	December 31,
$ in millions	2012	2011
Assets
Cash and cash equivalents	$ 3,148	$ 3,002
Accounts receivable, net of progress payments	3,119	2,964
Inventoried costs, net of progress payments	704	873
Deferred tax assets	504	496
Prepaid expenses and other current assets	225	411
Total current assets	7,700	7,746
Property, plant and equipment, net of accumulated depreciation of $4,094 in 2012 and $3,933 in 2011	2,935	3,047
Goodwill	12,344	12,374
Non-current deferred tax assets	838	900
Other non-current assets	1,409	1,344
Total assets	$25,226	$25,411

Liabilities
Trade accounts payable	$ 1,191	$ 1,481
Accrued employees compensation	1,020	1,196
Advance payments and billings in excess of costs incurred	1,826	1,777
Other current liabilities	1,571	1,681
Total current liabilities	5,608	6,135
Long-term debt, net of current portion	3,932	3,935
Pension and post-retirement plan liabilities	4,067	4,079
Other non-current liabilities	904	926
Total liabilities	14,511	15,075

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2012—248,039,410; 2011—253,889,622	248	254
Paid-in capital	3,443	3,873
Retained earnings	10,419	9,699
Accumulated other comprehensive loss	(3,395)	(3,490)
Total shareholders’ equity	10,715	10,336
Total liabilities and shareholders’ equity	$25,226	$25,411

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2012	2011
Operating activities
Sources of cash—continuing operations
Cash received from customers
Collections on billings	$ 9,911	$ 11,028
Progress payments	2,553	1,975
Other cash receipts	38	80
Total sources of cash—continuing operations	12,502	13,083
Uses of cash—continuing operations
Cash paid to suppliers and employees	(10,969)	(11,692)
Pension contributions	(33)	(550)
Interest paid, net of interest received	(102)	(119)
Income taxes paid, net of refunds received	(584)	(613)
Excess tax benefits from stock-based compensation	(29)	(21)
Other cash payments	(14)	(10)
Total uses of cash—continuing operations	(11,731)	(13,005)
Cash provided by continuing operations	771	78
Cash used in discontinued operations	—	(232)
Net cash provided by (used in) operating activities	771	(154)
Investing activities
Continuing operations
Maturities of short-term investments	250	—
Capital expenditures	(132)	(217)
Contribution received from the spin-off of shipbuilding business	—	1,429
Proceeds from sale of business, net of cash divested	43	—
Other investing activities, net	1	41
Cash provided by investing activities from continuing operations	162	1,253
Cash used in investing activities from discontinued operations	—	(63)
Net cash provided by investing activities	162	1,190
Financing activities
Common stock repurchases	(555)	(1,013)
Cash dividends paid	(265)	(277)
Proceeds from exercises of stock options	67	86
Excess tax benefits from stock-based compensation	29	21
Payments of long-term debt	—	(750)
Other financing activities, net	(63)	6
Net cash used in financing activities	(787)	(1,927)
Increase (decrease) in cash and cash equivalents	146	(891)
Cash and cash equivalents, beginning of year	3,002	3,701
Cash and cash equivalents, end of period	$ 3,148	$ 2,810

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2012	2011
Reconciliation of net earnings to net cash provided by (used in) operating activities
Net earnings	$986	$1,050
Net earnings from discontinued operations	—	(34)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation	212	218
Amortization	31	37
Stock-based compensation	76	66
Excess tax benefits from stock-based compensation	(29)	(21)
(Increase) decrease in assets:
Accounts receivable, net	(175)	(164)
Inventoried costs, net	143	6
Prepaid expenses and other assets	(95)	5
Increase (decrease) in liabilities:
Accounts payable and accruals	(453)	(757)
Deferred income taxes	(21)	79
Income taxes payable	(22)	9
Retiree benefits	137	(440)
Other, net	(19)	24
Cash provided by continuing operations	771	78
Cash used in discontinued operations	—	(232)
Net cash provided by (used in) operating activities	$771	($154)

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(Unaudited)

	June 30, 2012			December 31, 2011
$ in millions	Funded[1]	Unfunded[2]	Total Backlog	Total Backlog[3]
Aerospace Systems	$11,855	$ 9,139	$20,994	$18,638
Electronic Systems	7,770	1,509	9,279	9,123
Information Systems	3,984	4,412	8,396	8,563
Technical Services	2,336	542	2,878	3,191
Total backlog	$25,945	$15,602	$41,547	$39,515

[1]	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

[2]
Unfunded backlog represents firm orders for which, as of the reporting date, funding is not contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded indefinite delivery, indefinite quantity (ID/IQ) orders.

[3]
Effective January 1, 2012, the company transferred its missile business (principally the Intercontinental Ballistic Missile program), previously reported in Aerospace Systems to Technical Services. As a result of this realignment, $599 million of backlog was transferred from Aerospace Systems to Technical Services. Total backlog as of December 31, 2011, reflects this transfer.

New Awards — The estimated value of contract awards included in backlog during the three months ended June 30, 2012, was $8.8 billion.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SEGMENT REALIGNMENT
($ in millions)
(Unaudited)

	SEGMENT SALES[3]							SEGMENT OPERATING INCOME[3]
	2009	2010	2011	2011				2009	2010	2011	2011
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[1]
Aerospace Systems	$10,419	$10,910	$10,458	$2,736	$2,592	$2,572	$2,558	$1,071	$1,256	$1,261	$301	$331	$304	$325
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	2,776	3,230	2,699	688	656	680	675	161	206	216	54	51	55	56
Intersegment Eliminations	(1,752)	(2,005)	(2,038)	(523)	(510)	(500)	(505)	(190)	(231)	(258)	(65)	(71)	(62)	(60)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773
RECASTED AND REALIGNED[2]
Aerospace Systems	$9,877	$10,436	$9,964	$2,593	$2,473	$2,455	$2,443	$988	$1,213	$1,217	$287	$320	$295	$315
Electronic Systems	7,671	7,613	7,372	1,808	1,791	1,905	1,868	969	1,023	1,070	237	284	293	256
Information Systems	8,536	8,395	7,921	2,025	2,031	1,955	1,910	624	756	766	194	189	187	196
Technical Services	3,323	3,705	3,193	831	776	796	790	245	249	260	68	62	63	67
Intersegment Eliminations	(1,757)	(2,006)	(2,038)	(523)	(511)	(499)	(505)	(191)	(231)	(258)	(65)	(71)	(61)	(61)
Total	$27,650	$28,143	$26,412	$6,734	$6,560	$6,612	$6,506	$2,635	$3,010	$3,055	$721	$784	$777	$773

[1]	As reported are the amounts presented in the 2011 Form 10-K, filed February 8, 2012.

[2]
Recasted and realigned amounts for years 2009 through 2011, as well as the three month periods in 2011, to reflect the January 2012 transfer of the company's missile business (principally the Intercontinental Ballistic Missile (ICBM) program), previously reported in Aerospace Systems and transferred to Technical Services.

[3]	Management uses segment sales and segment operating income as internal measures of financial performance for the individual operating segments.

Northrop Grumman Reports Second Quarter 2012 Financial Results	15

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as an internal measure of financial performance.
Cash provided by (used in) continuing operations before discretionary pension contributions: Cash provided by continuing operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2012 and 2011 financial performance and is reconciled in Table 2.
Free cash flow provided by (used in) continuing operations: Cash provided by continuing operations less capital expenditures (including outsourcing contract & related software costs). We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled in Table 2.
Free cash flow provided by (used in) continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations before discretionary pension contributions is reconciled in Table 2.
Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the operating segments under U.S. Government Cost Accounting Standards (CAS). Net pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35%, provided for consistency and comparability of 2012 and 2011 financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before net pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, including unallowable or unallocable portions of management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 4, as an internal measure of financial performance of our individual operating segments.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 4, as an internal measure of financial performance.
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Northrop Grumman Corporation
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